                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        NATIONAL CAPITAL MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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
                                PROXY STATEMENT

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                OCTOBER 29, 1996

    Notice is hereby given that the Annual Meeting of Stockholders of National Capital Management Corporation (the "Company") will be held at The Bristol Suites Hotel, 7800 Alpha Road, Dallas Texas, on October 29, 1996, at 9:30 a.m., local time, to vote to:

         1. Elect four directors to the Board of Directors for the ensuing year;

         2. Ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year; and

         3. Transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on September 20, 1996, as the record date to determine the stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          ......................................

                                                     Herbert J. Jaffe
                                                        PRESIDENT

San Francisco, California
September 30, 1996.

                                PROXY STATEMENT

                                     [LOGO]

                               160 SANSOME STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                ANNUAL MEETING OF SHAREHOLDERS--OCTOBER 29, 1996

    The enclosed form of Proxy and the Proxy Statement have been mailed to stockholders on or about September 30, 1996, in connection with the solicitation by the Board of Directors of National Capital Management Corporation ("NCMC" or the "Company") of proxies for use at its Annual Meeting of Stockholders to be held on October 29, 1996, or at any adjournments thereof (the "Annual Meeting").

    A copy of the Company's 1995 Annual Report to Stockholders, including financial statements (the "Annual Report") and Report on Form 8-K dated October 3, 1996, is being mailed herewith to each stockholder entitled to vote at the Annual Meeting.

    As of September 1, 1996, the Company had outstanding 1,650,524 shares of common stock, par value $.01 per share (the "Common Stock"). Holders of shares of Common Stock of record at the close of business on September 20, 1996, are entitled to vote at the Annual Meeting. Holders of shares of Common Stock are entitled to one vote per share on each matter to be voted on at the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. The election of directors requires a plurality of the votes cast and votes may be cast in favor of, or withheld from, each nominee. Votes that are withheld will be considered for purposes of determining a quorum, but will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders (and thus will have the effect of the votes cast against the proposal), whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    It is the intention of the persons named as proxies to vote shares of Common Stock represented by duly executed proxies for the election of the nominees for directors selected by the Board of Directors unless authority to so vote has been withheld or a contrary specification made. If any other business is properly brought before the Annual Meeting, the Proxy will be voted in accordance with the discretion of the persons named as proxies. Any such proxy may be revoked by the stockholder at any time prior to the voting of the proxy by a written revocation received by the Secretary of the Company, by properly executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

    Four directors are to be elected to hold office until the next Annual Meeting or until their successors shall have been elected and qualified. The By-laws of the Company provide that the Board of Directors shall consist of not less than one nor more than nine directors and that the number of directors at any time shall be the number of directors fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at four. Each of the nominees is to be elected by the holders of Common Stock. Each of the nominees has agreed to serve as a director, if elected. If, at the time of the Annual Meeting, a nominee is unwilling or unable to serve (which is not currently anticipated), the Board may fix the number of directors at less than four, or the persons named as proxies may nominate and may vote for other persons in their discretion.

    Set forth below is a list of the nominees for the Board of Directors of the Company. All of the nominees named below are currently directors of the Company.

      NOMINEE AND POSITION                                      PRINCIPAL OCCUPATIONS
        WITH THE COMPANY                                          AND DIRECTORSHIPS
---------------------------------  --------------------------------------------------------------------------------
James J. Pinto...................  Chairman since 1989                      NCMC
  Chairman of the Board
  Age 45
  Director since 1988
                                   Director                                 Biscayne Holdings, Inc. (apparel
                                                                              manufacturer and distributor)
                                   Director                                 Anderson Group, Inc. (dental and
                                                                              electronics)
                                   Director                                 Electro Star, Inc. (printed circuit
                                                                              board manufacturer)
John C. Shaw.....................  Chief Executive Officer since 1994       NCMC
  Director and Chief
  Executive Officer
  Age 42
  Director since 1988
                                   Co-Chairman from 1989 to 1992            NCMC
                                   Managing Director since 1983             Resource Holdings, Ltd. (investment
                                                                              firm)
                                   Trustee                                  Wedgestone Financial (diversified
                                                                              lender and truck parts manufacturer)
Herbert J. Jaffe.................  President-1988 to present                NCMC
  Director
  Age 61
  Director since 1987
                                   Chairman-1983 to present                 NCM Management Ltd. (management company
                                                                              of NCMC)
David Faulkner...................  Vice President and Chief Financial       Memorex Telex Inc. (computer industry)
  Director                           Officer-1989 to 1995
  Age 55
  Director since July 1994

    The Board of Directors held four meetings during 1995. Each director attended at least 75 percent of the meetings of the Board and of the committees of the Board on which he served. The Board of Directors has a standing Executive Committee, Audit Committee and Compensation Committee. The Executive Committee may, to the extent permitted by law, perform such duties and exercise such powers as the

Board of Directors may perform and exercise. The Executive Committee is responsible for identifying, considering and nominating candidates to serve on the Company's Board of Directors and its committees. The Audit Committee is charged with reviewing reports from the Company's accounting department and independent public accountants; advising the Board of Directors on the Company's accounting policies and internal controls; and reviewing the performance of the Company's independent public accountants to make recommendations to the Board of Directors concerning such accountants' engagements, the scope of their audits and their fees. The Compensation Committee determines the compensation of the Company's officers. Messrs. James J. Pinto, John C. Shaw and Herbert J. Jaffe serve on the Executive Committee. Messrs. David Faulkner and Herbert J. Jaffe serve on the Audit Committee. Messrs. Herbert J. Jaffe and David Faulkner serve on the Compensation Committee. During 1995, the Executive Committee met ten times, the Audit Committee met twice, and the Compensation Committee met three times.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of NCMC Common Stock as of September 1, 1996, by: (i) each person known by the Company to own beneficially more than 5 percent of the shares of NCMC Common Stock, (ii) each person who is a director or executive officer of the Company; and (iii) all directors and executive officers of the Company as a group.

    The Investor Warrants referred to below consist of warrants to acquire an aggregate of 729,761 shares of NCMC Common Stock at any time prior to December 31, 1997. Of the aggregate Investor Warrants, 658,333 permit acquisition of shares of NCMC Common Stock at an exercise price of $9.00 per share (the "$9.00 Investor Warrants") and 71,428 permit acquisition of shares of NCMC Common Stock at an exercise price of $10.50 per share (the "$10.50 Investor Warrants"). The Management Warrants, referred to below, consist of warrants to acquire an aggregate of 133,333 shares of NCMC Common Stock at any time prior to December 31, 1997 for an exercise price of $9.00 per share. The Management Warrants and the Investor Warrants are collectively referred to as the Warrants.

                                                           BENEFICIAL OWNERSHIP OF           BENEFICIAL OWNERSHIP OF
                                                            NCMC COMMON STOCK (1)             NCMC COMMON STOCK (2)
                                                       --------------------------------  --------------------------------
                                                                           PERCENT OF                        PERCENT OF
NAME AND ADDRESS OF NCMC BENEFICIAL OWNER (3)          NUMBER OF SHARES       CLASS      NUMBER OF SHARES       CLASS
-----------------------------------------------------  -----------------  -------------  -----------------  -------------
RHEC, L.P............................................         388,681            23.5%          757,728(4)         30.0%
520 Madison Avenue, 40th Fl.
  New York, New York 10022
The Hawley Opportunity Fund, L.P.....................         142,695(5)          8.6%          201,028(6)          8.0%
c/o Hawley and Wright, Inc.
  6053 S. Quebec Creekside 202
  Englewood, CO 80111
Herbert J. Jaffe.....................................          11,512(7)            *            51,512(8)          2.0%
James J. Pinto.......................................         144,571             8.8%          426,765(9)         16.9%
John C. Shaw.........................................         447,898(10)        27.1%          890,320(10)        35.3%
David Faulkner.......................................               0               *                 0               *
All executive officers and directors as a group (4                   (11)            %                 (11)            %
  persons)...........................................         603,981            37.8         1,368,597            55.4

------------

 *  Less than 1%

 (1) This column assumes that none of the Warrants or Options have been exercised.

 (2) This column assumes that all of the Warrants and Options have been exercised.

 (3) Unless otherwise indicated, each shareholder listed has the sole power to vote and direct the disposition of the shares beneficially owned by such shareholder.

 (4) Includes 369,047 shares which may be issued upon the exercise of Investor Warrants. Mr. Shaw, a director of the Company, is a managing director of Resource Holdings, Ltd., the general partner of RHEC, L.P.

 (5) Hawley and Wright, Inc. and Mr. MacDonald Hawley may also be deemed to beneficially own these shares since Hawley and Wright, Inc. is the general partner of the Hawley Opportunities Fund, L.P., and Mr. Hawley is the president and controlling shareholder of Hawley and Wright, Inc.

 (6) Includes 58,333 shares issuable upon exercise of Investor Warrants.

 (7) Includes 11,379 shares owned by NCM Holdings, a general partnership of which Mr. Jaffe is a general partner and 133 shares owned directly by Mr. Jaffe.

 (8) Includes 40,000 shares issuable upon exercise of Management Warrants, 11,379 shares owned by NCM Holdings and 133 shares owned directly by Mr. Jaffe.

 (9) Includes 144,571 shares owned directly by Mr. Pinto and 282,194 shares issuable upon exercise of Investor Warrants.

(10) Mr. Shaw is a managing director of Resource Holdings, Ltd., the general partner of RHEC, L.P. Except for 59,217 shares owned directly by Mr. Shaw, as well as 73,375 shares issuable directly to Mr. Shaw upon exercise of Investor Warrants, the shares shown as beneficially owned by Mr. Shaw are the same shares shown as beneficially owned by RHEC, L.P.

(11) Includes 400,060 shares owned by NCM Holdings and RHEC, L.P. and 764,616 shares issuable upon exercise of all the Warrants and the Options.

EXECUTIVE COMPENSATION

    The following table sets forth information regarding the compensation of the Chief Executive Officer and each of the other three most highly compensated executive officers of NCMC for services in all capacities to the Company and its subsidiaries in 1995, 1994 and 1993.

                                                                                  ANNUAL COMPENSATION
                                                                      -------------------------------------------
                                                                       SALARY                      ALL OTHER
                                                             YEAR        ($)      BONUS ($)    COMPENSATION ($)
                                                           ---------  ---------  -----------  -------------------

John C. Shaw.............................................       1995    142,500      --               --
  Chief Executive Officer, NCMC                                 1994    257,500      --                4,000
                                                                1993    247,500      --                9,000

James J. Pinto...........................................       1995    142,500      --               --
  Chairman, NCMC                                                1994    257,500      --                4,000
                                                                1993    247,500      --                9,000

Herbert J. Jaffe.........................................       1995    100,000      --               --
  President, NCMC                                               1994    100,000      10,000            4,000
                                                                1993    100,000      --                9,000

Kenneth M. Klein.........................................       1995    150,000      --               --
President, National Capital Benefits Corp.                      1994    170,835(1)     --              8,333
                                                                1993          0                            0

------------

(1) Mr. Klein was hired by National Capital Benefits Corp., a wholly-owned subsidiary of NCMC, in May 1994.

    The Company currently provides various non-cash benefits to its executive officers, but it does not believe, except as noted, that such benefits exceed the lesser of $50,000 or 10 percent of the cash compensation set forth for each of them in the preceding summary compensation table.

    No stock options were granted to the individuals named in the summary compensation table during 1995 and none of those individuals exercised a stock option during 1995. The following table sets forth for each of the executive officers named in the summary compensation table above, the year-end value of unexercised options.

                      AGGREGATED OPTION EXERCISES IN 1995
                           AND YEAR-END OPTION VALUES

                                                                       NUMBER OF                       VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                                                    AT YEAR END (#)                      AT YEAR-END ($)
                                                            --------------------------------  --------------------------------------
NAME                                                        EXERCISABLE     UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----------------------------------------------------------  -----------  -------------------  -----------------  -------------------
John C. Shaw..............................................      73,375                0                   0                   0
James J. Pinto............................................     282,194                0                   0                   0
Herbert J. Jaffe..........................................      40,000                0                   0                   0

    Effective April 1, 1995, Messrs. Pinto and Shaw entered into agreements with the Company to serve as Chairman of the Board and Chief Executive Officer, respectively, through March 31, 1997, with options to extend these agreements for one year if certain conditions are met. Messrs. Pinto and Shaw are each compensated at the base annual rate of $125,000 plus (i) mandatory incentive bonuses which are based on achieving certain Company operating objectives, and
(ii) discretionary bonuses which may be granted at the option of the Board of Directors. If these agreements are terminated by the Company other than for cause, disability or death, Messrs. Pinto and Shaw shall be entitled to receive their base compensation through the existing term.

    Pursuant to an agreement between the Company and NCM Management, Ltd., Mr. Jaffe was entitled to receive $8,333 per month plus health benefits through July 31, 1996. See "Certain Relationships and Related Transactions." Effective August 1, 1996, Mr. Jaffe entered into a consulting arrangement with the Company and is entitled to receive $5,000 per month through December 1996 and $4,000 per month through July 1997.

    The By-laws of the Company provide for indemnification of its officers and directors to the fullest extent permitted by law.

    During 1995, members of the Board of Directors who are not employees, officers or consultants of the Company, received $2,000 per quarter as compensation and $250 for each meeting attended. Directors are entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection with meetings of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and NCM Management, Ltd. ("NCM") have agreed that NCM will provide management services through December 1996 and provide personnel, equipment and facilities for the day-to-day management and operations of the Company, including supervision of its remaining real estate properties. As compensation for its services, NCM is receiving a monthly payment of $8,333 through July 31, 1996, plus management fees from three of the Company's properties, consisting of 4 percent of revenues from Colony Ridge Apartments, and 6 percent of revenues from each of Redbird Trails Apartments and North Oak Apartments through June 30, 1996 and 4 percent thereafter. In addition, Mr. Jaffe was provided health insurance benefits until July 31, 1996. Mr. Jaffe, a director and officer of the Company, is NCM's Chairman of the Board; he also owns approximately 33 percent of the outstanding capital stock of NCM and may be deemed to have a material interest in all payments to NCM. During 1995, NCM received an aggregate of $307,322 for management services rendered to the Company, included in which amount was Mr. Jaffe's compensation.

    In 1995, Resource Holdings, Ltd. ("Resource") provided office space and related services at its principal office in New York City for John C. Shaw and James J. Pinto, as well as for officers and directors of NCMC while in New York. The Company reimbursed $75,492 to Resource for providing such office space and related services in 1995. Mr. Shaw, a director and officer of the Company, is a managing director and significant shareholder of Resource, and therefore may be deemed to have a material interest in payments to Resource.

                                  PROPOSAL II
                        RATIFICATION AND APPROVAL OF THE
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP, the Company's independent certified public accountants in 1995, to continue in that capacity during 1996. Representatives of Arthur Anderson LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions from stockholders.

                 STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

    In order for any proposal that a stockholder intends to present at the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement for that meeting, such proposal must be received by the Secretary of the Company at its offices in San Francisco, California, no later than January 31, 1997. The proposals should be addressed to Herbert J. Jaffe, 160 Sansome Street (11th Floor), San Francisco, California 94104.

                                 OTHER MATTERS

    All properly executed Proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to the election of four directors to serve until the 1997 Annual Meeting of Shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to other items to be voted upon, shareholders may vote in favor of the item or against the item or may abstain from voting. Shareholders should specify their choices on the enclosed Proxy.

    The Board of Directors does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware of any other matters that will be presented for action at the Annual Meeting. Should any other matters be properly presented, the person named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

                                          HERBERT J. JAFFE
                                          PRESIDENT

Dated: September 30, 1996

                       NATIONAL CAPITAL MANAGEMENT CORPORATION

                      Proxy-Solicited by the Board of Directors


     The undersigned hereby appoints Herbert J. Jaffe and John C. Shaw, and
P    each of them proxies of the undersigned, with power of substitution, to
R    represent the undersigned and vote all shares of National Capital
O    Management Corporation which the undersigned would be entitled to vote
X    at the Annual Meeting of Stockholders to be held on October 29, 1996,
Y and any adjournment thereof, on the items set forth on the reverse hereof and on such other business as may properly come before the meeting.

     THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY AUTHORIZED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" THE RATIFICATION OF THE AUDITORS IN ITEM 2.

             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

                                                                         (over)

The Board of Directors Recommends  vote "FOR All Nominees" in Item 1 and "FOR" the ratification of the auditors in Item 2.


Item 1- Election of the following nominees as Directors:
        Herbert J. Jaffe, James Pinto, John C. Shaw, David J. Faulkner

FOR ALL          WITHHELD               Item 2- Ratification of the appointment
NOMINEES / /     FOR ALL   / /          of Arthur Andersen LLP as the
                 NOMINEES               Company's independent auditor for
                                        the Company's current year.

WITHHELD FOR THE FOLLOWING ONLY:
(write the name of the nomineee or the nominees)

-----------------------------------------------

The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement dated September 30, 1996.

FOR / /
AGAINST / /
ABSTAIN / /



Please mark, date and sign as your name(s) appear(s) to the left and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign.


Signature(s) ________________________________ Dated____________________, 1996



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